Exhibit 99.1
Professional Advisory

Former United Realty Employee Al Akerman Withdraws "Whistleblower" Letter to SEC Against Frydman Company.

Blames "Apparent Misrepresentations...by a Third Party" for "False" Accusations in Letter.

Real Estate Executive Jacob Frydman To Reveal Evidence of Suggesting Identity of "Third Party" Who May Be Responsible for Illegal Computer Hacking of Company.

Attorney Lanny Davis Calls for State, Federal Investigation of Possible Illegal Computer Hacking and Fraudulent Posting of Scurrilous Internet Sites.

What	Join us for the 12:00 ET press conference Jacob Frydman, Chairman and CEO of United Realty Lanny J. Davis, attorney for United Realty, Cabot Lodge
When	Feb 23 2015 12:00 PM - 12:30 PM (EST)
Phone	1-800-311-9402
Access Code	2468